EXHIBIT 10.1

                    CREATIVE HOLDINGS & MARKETING CORPORATION
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

      This employment and noncompetition ("Agreement") is entered into this 22nd day of October, 2002, by and between CREATIVE HOLDINGS & MARKETING CORPORATION, a Nevada corporation (the "Company") and JOHN GANDY ( "Employee").

      WHERAS,  Employee has expertise in management and executive  operations of
public  companies  and  in  the  financial  and  operational   affairs  of  such
businesses; and

      WHERAS, the Company desires the exclusive right to Employee's employment for the term of this Agreement as identified below; and

      WHERAS, Employee desires to engage in such employment all on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. Employment. The Company hereby employs Employee and Employee hereby accepts employment with the Company as the Company's CHIEF EXECUTIVE OFFICER in accordance with the terms and conditions set forth herein. Employee agrees to devote his time as necessary, skill, knowledge and attention to the business of the Company and to the performance of his duties under this Agreement. Employee shall also serve as the Company's Chairman of the Board of Directors, however all compensation and duties for that position will be addressed in a separate agreement.

2. Term. This Agreement shall be effective November 1, 2002, upon signature of the parties hereto, and shall continue for a term of five years or until terminated pursuant to paragraph 6 below.

3. Duties. Employee shall be responsible for the following duties during the term of this Agreement:

A.    Developing and implementation of all corporate strategies;

B.    Reviewing all corporate contracts;

C.    Overseeing all departments and operations;

D.    Performing such other duties as may be necessary.


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4.  Compensation.  Employee shall receive  compensation from the Company for his employment hereunder as follows:

      A. Base Salary. Employee's base annual gross salary shall be $100,000.00, payable monthly or quarterly. Base Salary will increase by 5% every year of this Agreement up to a maximum of $125,000, provided the Company posted a net profit in the year previous to the year in which the raise is payable.

      B. Compensation for services rendered prior to this Agreement. Employee's firm Hendrix and Gandy shall receive a $75,000 cash payment for services rendered to date for the Company payable prior to December 31, 2002.

      C. Vacation/Holidays. Employee shall be entitled to paid vacations and holidays up to four weeks each year.

      D. Expense Reimbursement. The Company shall pay, upon submission of appropriate vouchers and supporting documentation, all expenses of Employee incurred in connection with the rendering of services to the Company as an employee pursuant to this Agreement in accordance with the Company's usual and ordinary practices, provided that such expenses are reasonable and necessary business expenses of the Company. Expense reports are subject to approval.

5. Additional Benefits.

      A. The Company will establish an incentive based stock option plan for Employee to earn shares in the Company. This plan will be initiated following one year of net profit by the Company or upon implementation by the board of directors.

6. Termination.

            Except as set forth herein, and nonwithstanding the terms set forth in paragraph 2 hereof, this Agreement may be terminated by the Company prior to the expiration of such term as follows:

      A.    In the event of Employee's death.

      B. In the event of Employee's disability, and after expiration of the 90 day period described below;


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            (i)   Employee  shall be  considered  disabled  if he is  unable  to
                  perform  his  normal   duties  under  this   Agreement  for  a
                  continuous period of ninety (90) days by reason of physical or
                  mental  incapacity  and  is  therefore   entitled  to  receive
                  disability benefits under Employee's disability policy with the Company. The Company shall provide Employee with written notice of commencement of the disability period. Termination in accordance with this provision shall not affect Employee's right, if any, to receive benefits otherwise available to him pursuant to any disability insurance plan under which Employee is covered. Should Employee not receive disability benefits under the disability plan during this ninety day period, he shall receive his full salary even though disabled.

      (D) At the option of the Company, with written notice, for cause, in the event that Employee shall commit any of the following acts:

            (i) Incompetence, breach of fiduciary duty involving personal profit, commission of a criminal act against the Company, failure to perform duties as required for reasons other than physical or mental disability, or habitual use of alcohol or drugs which materially impairs Employee's ability to carry out his duties;

            (ii) Rendering any material assistance, directly or indirectly, to any person or entity in that person's or entity's competitive efforts with the Company;

            (iii) Use of the Company's proprietary information or customer lists for his own benefit or in a way adverse to the Company's interest;

      B. Payment Upon Termination. Upon termination for cause of Employee's employment under this paragraph 6, the salary payable to Employee pursuant to (4) (a) shall be paid one year's severance pay from the date of the termination notice.

      C. Actions by the Company. For purposes of this paragraph 6, any action on the part of the Company must be authorized by a majority of the Company's Board of Directors.

      D. Return of the Company's Materials. Upon termination, employee shall immediately return to the Company all files, credit cards, keys, instruments, equipment, documents and any other materials owned or provided by the Company.


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7. Confidential Information.  Employee acknowledges that through the services to be performed for the Company, he will obtain confidential information regarding the Company's business affairs, including such matters as computer programs, research, customer lists, customer development, planning, purchasing, finance, marketing, customer relations, and other information of a similar nature not available to the public. This information may be oral or written and may be that which Employee originates as well as that which otherwise comes into his possession or knowledge. Employee agrees that he will treat all matters relating to the business activities of the Company as confidential and will not divulge or disclose any information gained in connection with his employment by the Company to any other person, firm, or corporation except upon the written request or instruction of the Company or in the normal course of his duties as an employee of the Company. Employee agrees not to use or disclose, for purpose of marketing or otherwise, any of the customer information he receives while working at the Company (including, but not limited to, customers' identity and financial status and holdings) in competition with the Company either on his own behalf, or as a representative, agent, employee, officer, director, trustee, stockholder, or creditor of, or partner, joint venturer, or investor with or in, any other person or entity in competition with the Company, and Employee further agrees not to inform any such customer with whom he comes into contact after termination of Employee's employment with the Company that he is aware of the person's status as a Company customer. This paragraph 7 is intended to protect confidential information and customer relationships, both during and after the period of Employee's employment with the Company, not limit Employee's right to seek and obtain employment in competition with the Company after termination of Employee's employment with the Company.

8. Inventions and Creations.

      A. Employee agrees that all inventions, discoveries, developments, improvements, ideas, and other contributions (herein called collectively "Inventions") whether or not patented or patentable, or otherwise protectable in law, which are conceived, made, developed or acquired by Employee, either individually or jointly, during his employment with the Company and which relate in any manner to Employee's work, the research or business of the Company, or fields to which the business of the Company may reasonably extend, shall belong to the Company. Employee further agrees to assign and transfer to the Company his entire right, title, and interest in and to the Inventions. Employee further agrees to promptly and fully disclose the Inventions to the Company, in writing if requested by the Company, and to execute and deliver any and all lawful applications, assignments, and other documents which the Company requests for protecting the Inventions in the United States or any other country. The Company shall have the full and sole power to prosecute such applications and to take all other action concerning the Inventions, and Employee agrees to cooperate fully, at the expense of the Company, in the preparation and prosecution of all such applications and in any legal actions and proceedings concerning the Inventions.

      B. Employee agrees to and does hereby assign, convey, and transfer to the Company any and all records, writings, and other creations (herein called collectively "Creations"), created by Employee, either individually or jointly, during his employment by the Company and which relate to the business of the Company. The Company shall have the full right to seek and procure copyright on the Creations, and Employee shall cooperate fully, at the expense of the Company, in securing copyrights and in any legal actions and proceedings concerning the Creations.


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      C.    Without   diminishing   any  rights   granted  to  the   Company  in
            subparagraphs 8.A and .B, if an Invention is described in a patent application or is disclosed to third parties by Employee within two
            (2) years after leaving the employ of the Company, or if a Creation is published or is disclosed to third parties by Employee within two
            (2) years after leaving the employ of the Company, Employee agrees that it is to be presumed that the Invention or the Creation was conceived, made, developed, acquired, or created by Employee during the period of his employment by the Company, and the Invention or Creation will belong to the Company.

9. Noncompetition. In consideration of Employee's employment, Employee agrees not to compete with the Company in any territory in which, during the three (3) year period prior to the termination of his employment, the Company has performed its service or sold its products, or solicit any of the Company's customers, directly or indirectly either on his own behalf, or as a representative, agent, employee, officer, director, trustee, stockholder, or creditor of, or partner, joint venturer, or investor with or in, any other person or entity in competition with the Company, during his employment with the Company and for a period of three (3) years after termination of his employment with the Company, regardless of the reasons for, circumstances of, or date of such termination.

10. Relocation. Employee must approve any plans or decision to relocate his employment to another geographical area.

11. Remedies. In addition to other remedies provided by law or equity, upon a breach of any of the covenants contained herein, either party shall be entitled to have a court of competent jurisdiction enter an injunction against either party prohibiting any further breach of the covenants contained herein. The parties further agree that the services to be performed hereunder are of a unique, special, and extraordinary character. Therefore, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of competent jurisdiction at law, to be located in the county jurisdiction in which the Employee resides at the time, or equity by a decree of specific performance or by obtaining damages or such other relief. Such remedies, however, shall be cumulative and nonexclusive and shall be in addition to any other remedies.

12.  Assignment.   This  Agreement  and  the  respective  rights,   duties,  and
obligations of Employee hereunder may not be assigned or delegated by Employee.


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13.  Notice. Any notice (including notice of change of address) permitted or required to be given pursuant to the provisions of this Agreement shall be in writing and sent by registered or certified mail, return receipt requested, or by hand delivery to the parties at the following addresses:

                         If to the Company:    4702 Oleander Drive #200
                                               Myrtle Beach, S.C.  29577

                                           and

                         If  to Employee:      4702 Oleander Drive #200
                                               Myrtle Beach, S.C.  29577


Notice properly given by mail shall be deemed effective one (1) business day after mailing. The foregoing addresses may be changed by either party so long as the other party is advised in writing in advance of the change. Any such notice of change of address shall be appended to this Agreement.

14. Entire Agreement. This Agreement constitutes the entire Agreement and understanding between the Company and Employee concerning Employee's employment by the Company, and supersedes any and all previous Agreements or understandings, whether written or oral, between Employee and the Company concerning such employment. This Agreement may not be modified orally, but only by an Agreement in writing signed by the parties hereto.

15. Waiver. The waiver by either party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

16. Invalidity of any Provision. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

18. Headings. Headings in this Agreement are for informational purposes only and shall not be used to construe the intent of this Agreement.

19. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.


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20. Reasonableness of Restrictions.  EMPLOYEE HAS READ THIS AGREEMENT AND AGREES
THAT THE CONSIDERATION PROVIDED BY THE COMPANY IS FAIR AND REASONABLE AND FURTHER AGREES THAT GIVEN THE IMPORTANCE TO THE COMPANY OF THE CUSTOMER LIST AND
THE  COMPANY'S   PARTICULAR  METHODS  OF  DOING  BUSINESS,   THE  POSTEMPLOYMENT
RESTRICTIONS ON EMPLOYEE'S ACTIVITIES ARE LIKEWISE FAIR AND REASONABLE.

                                    COMPANY:

                       CREATIVE HOLDINGS & MARKETING CORP


                ------------------------------------------------

                                 JOHN GANDY, as Director



                                 EMPLOYEE:



                ------------------------------------------------

                                 JOHN GANDY



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